                                                                 EXHIBIT 10(r)

                                                                 WMDI08066.001

                            SECURITY AGREEMENT
                            ------------------


            This SECURITY AGREEMENT, dated October 31, 1995, is made by Guest Supply, Inc., a New Jersey corporation (the "Pledgor"), in favor of PNC Bank, National Association (the "Secured Party") as agent for the benefit of the Secured Party and the Lenders party to the Revolving Credit and Term Loan Agreement (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") dated October 31, 1995 among Guest Supply, Inc., Guest Packaging, Inc. and Breckenridge-Remy Co., as Borrower, PNC Bank, National Association and First Fidelity Bank, N.A., as Lenders, and the Secured Party, as Agent.


                             W I T N E S S E T H :
                             - - - - - - - - - -


            WHEREAS, all financial accommodations to be made to Guest Supply, Inc., Guest Packaging, Inc. and Breckenridge-Remy Co., as joint and several obligors, (collectively, the "Borrower") by the Lenders pursuant to the terms and conditions of the Credit Agreement are to be secured by, among other collateral, the assignment, grant and pledge by the Pledgor to the Secured Party of a continuing security interest in all of the (i) Accounts, (ii) Contracts and contract rights, (iii) Chattel Paper, (iv) Documents, (v) Equipment, (vi) General Intangibles, (vii) Instruments, (viii) Inventory and
(ix) Fixtures of the Pledgor, whether now owned or hereafter acquired; and

            WHEREAS, one of the conditions precedent to the obligation of the Lenders to extend the credit facilities described in the Credit Agreement is that the Pledgor execute and deliver this Security Agreement to the Secured Party for the benefit of the Secured Party and the Lenders.

            NOW, THEREFORE, in consideration of the premises, to induce the Lenders to extend the credit facilities described in the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Pledgor hereby agrees with the Secured Party, as follows:

            1.  Defined Terms.  (a) Unless otherwise defined herein, terms
                -------------
which are defined in the Credit Agreement and used herein are used herein as defined in the Credit Agreement.
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                  (b)  The following terms which are defined in the UCC (as
such term is defined below) on the date hereof are used herein as so defined:
Accounts, Account Debtor, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Proceeds and Products.

                  (c)  The following terms shall have the following meanings:

                        (i) "Collateral" shall have the meaning assigned to
                             ----------
it in Section 2 of this Security Agreement;

                       (ii)   "Contracts" means all contracts to which the
                               ---------
Pledgor is now or hereafter becomes a party, including, in each case, without limitation, (a) all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Pledgor to damages arising out of, or for, breach or default in respect thereof, (c) all rights of the Pledgor to terminate the contracts, to perform thereunder and to compel performance and to otherwise exercise all remedies thereunder, and
(d) any other rights or benefits arising under any other contract entered into by the Pledgor; except, in the case of clauses (b), (c) and (d) only to the extent that, in the case of any contract, the Pledgor's right, title and interest therein is assignable without consent, or with consent and the consent of all necessary parties to such contract has been obtained);

                      (iii) "Material Contract" means any Contract which
                             -----------------
represents 3% or more of the amount of sales of the Borrower;

                       (iv) "Security Agreement" means this Security
                             ------------------
Agreement, as amended, supplemented or otherwise modified from time to time;
and

                        (v) "Obligations" means all indebtedness,
                             -----------
liabilities and obligations (whether denominated as principal, fees, interest or otherwise including amounts that, but for the initiation of any proceeding under any insolvency or bankruptcy law, would become due) of (i) any Person constituting the Borrower to the Secured Party or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement or any other Loan Document, and (ii) the Pledgor to the Secured Party or any Lender whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Security Agreement;

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                       (vi) "UCC" means the Uniform Commercial Code as from
                             ---
time to time in effect in the State of New Jersey; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection. References to sections of the UCC shall be construed as necessary to refer to any successor sections of the UCC.

            2.  Grant of Security Interest.  As collateral security for the
                --------------------------
prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby mortgages, pledges, assigns, hypothecates and grants to the Secured Party, for the benefit of the Secured Party and the Lenders, a continuing security interest in all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
 ----------

                   (i)  all Accounts;

                  (ii)  all Chattel Paper;

                 (iii)  all Contracts;

                  (iv)  all Documents;

                   (v) all General Intangibles, including, without limitation, all trade secrets, tradenames, copyrights, copyright applications, patent applications, patents, trademarks, trademark registrations and applications therefor;

                  (vi)  all Instruments;

                 (vii)  all Equipment;

                (viii)  all Inventory;

                  (ix) to the extent not otherwise included in clause (vii) of this Section 2, all other machinery, apparatus, equipment, fittings, Fixtures, furniture and furnishings now or hereafter located upon the real property described in Schedule C hereto, or any part thereof, and used or usable in connection

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                        with any future occupancy or use of such property;

               (x) any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by the Secured Party or any Lender to or for the credit or the account of the Pledgor;

                  (xi) any and all claims or payments made under any insurance policy;

                 (xii) all interest of the Pledgor in any goods the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Accounts, Contracts, General Intangibles or any Chattel Paper or Instruments referred to above;

                (xiii) any and all personal property of any Person of any kind or description subject to a separate mortgage, pledge or security interest in favor of the Pledgor or in which the Pledgor now or hereafter has or acquires a security interest securing any indebtedness, pursuant to any written agreement or instrument other than this Security Agreement;

                 (xiv) all replacements, substitutions, additions or accessions to or for any of the foregoing;

                  (xv) to the extent related to the property described above, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and electronic, magnetic or other archival systems or papers and documents in the possession or control of the Pledgor or any computer or service bureau from time to time acting for the Pledgor;

                 (xvi) all property or interests in property of the Pledgor which now may be owned or hereafter may come into the possession, custody or control of the Secured Party or any Lender, or any agent or affiliate of the Secured Party or any Lender (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), including, without limitation, all rights and interests of the Pledgor in respect of any and all (a) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts, calls and other rights to acquire or otherwise relating to the same, (b) cash, and (c) proceeds of loans, advances and other financial accommodations, including, without limitation, loans, advances and other financial accommodations made or extended under the Loan Documents; and

                (xvii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

            3.  Rights of Secured Party; Limitations on Secured Party's
                --------------------------------------------------------
Obligations.
-----------

                  (a)  Pledgor Remains Liable under Accounts and Contracts.
                       ---------------------------------------------------
Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Secured Party nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party or any Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Secured Party or any Lender be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by any of them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

                  (b)  Notice to Account Debtors and Contracting
                       ------------------------------------------
Parties.  After the occurrence and during the continuance of an Event of

Default, upon the request of the Secured Party at any time, the Pledgor shall notify Account debtors on the Accounts and the parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. After the occurrence and during the continuance of an Event of Default, the Secured Party may, at any time in its own name or in the names of others communicate with Account debtors on the Accounts and the parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts. The costs relating to the foregoing matters, including reasonable attorneys' fees and out of pocket expenses shall be borne solely by the Pledgor whether incurred by the Secured Party or the Pledgor.

                  (c)  Analysis of Accounts.  Upon reasonable notice to the
                       --------------------
Pledgor, the Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Pledgor shall furnish all such assistance and information as the Secured Party may require in connection therewith; provided, however, that, prior to the occurrence and continuance of an Event of Default, Secured Party shall obtain Pledgor's written consent (which shall not be unreasonably withheld or delayed) prior to communicating with Account Debtors. At any time and from time to time, upon the Secured Party's request and at the expense of the Pledgor, the Pledgor shall furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

            4.  Representations and Warranties.  The Pledgor hereby
                ------------------------------
represents and warrants that:

                  (a)  Title; No Other Liens.  The Pledgor has good and
                       ---------------------
marketable title to the Collateral, subject only to Liens permitted by the Credit Agreement (hereinafter, the "Permitted Encumbrances"). Other than with respect to Permitted Encumbrances, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except such as may have been filed pursuant to the Credit Agreement or as to which UCC-3 termination statements have been received and filed or which have expired and not been renewed.

                  (b)  Perfected First Priority Liens.  When appropriate
                       ------------------------------
financing statements have been filed by the Secured Party in the jurisdictions listed on Schedule A hereto against the Pledgor, the Liens granted pursuant to this Security

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Agreement will constitute perfected Liens (to the extent such Liens can be perfected by filing) on the Collateral in favor of the Secured Party, which are prior to all other Liens on the Collateral and in existence on the date hereof other than Permitted Encumbrances, and which are enforceable as such against all creditors of the Pledgor.

                  (c)  Accounts.  The amount represented by the Pledgor to
                       --------
the Secured Party from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts will at such time be the correct amount actually owing by such Account Debtor or Debtors thereunder. The place(s) where the Pledgor keeps its books and records concerning the Accounts is as set forth on Schedule B hereto.

                  (d)  Contracts.  No consent of any Person (other than the
                       ---------
Pledgor), including, without limitation, any Governmental Authority, to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. To the best knowledge of the Pledgor each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting that enforcement of creditor's rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any adverse limitation, either specific or general in nature. Neither the Pledgor nor (to the best of the Pledgor's knowledge) any other party to any Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Pledgor has fully performed all its obligations under each Contract required to be performed as of the date hereof. To the best knowledge of the Pledgor the right, title and interest of the Pledgor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Pledgor as to any Contract. The Pledgor has delivered to the Secured Party a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.

                  (e)  Inventory and Equipment.  The Inventory and
                       -----------------------
Equipment is kept, from time to time, at the locations listed on Schedule C hereto.

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

                  (f)  Chief Executive Office.  The Pledgor's chief
                       ----------------------
executive office is as set forth on Schedule B annexed hereto.

                  (g)  Other Places of Business.  The Pledgor's other
                       ------------------------
places of business are as set forth on Schedule B annexed hereto, and if no other places of business are set forth on Schedule B then Pledgor has no other place of business other than its chief executive office as set forth in Section 4(f) above.

                  (h)  Trade Names.  Certain Accounts may be and/or certain
                       -----------
of the Pledgor's invoices may be, from time to time, rendered to customers under the trade names listed on Schedule B (which together with any new trade names used after the date hereof are referred to collectively, as the "Trade
                                                                       ------
Names" and each individually, as a "Trade Name").  As to such Trade Names
                                    ----------
and the related Accounts, the Pledgor hereby warrants and agrees that:

                        (i) each Trade Name is a trade name and style (and not the name of an independent corporation or other legal entity) by which the Pledgor may identify and sell certain of its goods or services and conduct a portion of its business and Pledgor has filed or made all public or other notices in any jurisdiction required to lawfully operate under such Trade Names;

                       (ii) all Accounts, Chattel Paper, Instruments and Proceeds thereof and returned merchandise which arise from the sale of goods invoiced under the Trade Names are and shall be (x) owned solely by the Pledgor and (y) subject to the security interest and other terms of this Security Agreement;

                      (iii) new Trade Names may only be used by the Pledgor after the Secured Party is given fifteen (15) days prior written notice of the use of any such new Trade Name, which notice shall set forth the name of such new Trade Name; and

                       (iv) the Pledgor does not use any Trade Name other than the Trade Names listed on Schedule B hereto.

                  (i)  Rolling Stock.  The Pledgor does not own any
                       -------------
railroad cars, locomotives or other rolling stock used or intended for use in interstate commerce.

                  (j)  Patents, Trademarks, Copyrights.  Except as set
                       -------------------------------
forth on Schedule D, the Pledgor does not own, license or have rights in or to any trademark, patent or copyright and has not filed and is not in the process of filing any application with any Governmental Authority to obtain any of the foregoing. Except as set forth on Schedule D, the Pledgor does not need or require a license or right to use any patent, copyright, trademark or service mark to conduct its business.

            5.  Covenants.  The Pledgor covenants and agrees that, from and
                ---------
after the date of this Security Agreement until the Obligations are paid in full:

                  (a)  Further Documentation; Pledge of Instruments and
                       -------------------------------------------------
Chattel Paper.  At any time and from time to time, upon the written request
-------------
of the Secured Party and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and the rights and powers herein granted, including, without limitation, the filing of documents with the Office of Patents and Trademarks and the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created hereby. The Pledgor also hereby authorizes the Secured Party, or any agent acting for the benefit and on behalf of the Secured Party to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall, after the occurrence and during the continuance of an Event of Default, be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party to be held as Collateral pursuant to this Security Agreement.

                  (b)  Indemnification.  The Pledgor agrees to pay, and to
                       ---------------
save the Secured Party harmless from, any and all liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral, (iii) with respect to fees, taxes or other costs incurred with respect to recording UCC financing statements or other public recordings or notices of security interests, or (iv) in connection with any of the transactions contemplated by this Security Agreement or the enforcement of the Secured Party's rights hereunder, except those liabilities, costs and expenses arising out of the Secured Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Secured Party under any Account for any sum owing thereunder or to enforce any provisions of any Account or Contract the Pledgor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by the Secured Party in such action commenced in connection with the enforcement of any provision of any Account or Contract except for expenses, loss or damage arising out of the gross negligence or willful misconduct of the Secured Party.

                  (c)  Maintenance of Records.  The Pledgor will keep and
                       ----------------------
maintain at its own cost and expense, complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral. The Pledgor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Secured Party's further security, the Secured Party shall have a security interest in all of the Pledgor's books and records pertaining to the Collateral. Upon reasonable notice from Secured Party to Pledgor prior to an Event of Default and upon demand thereafter, the Pledgor shall make available all such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party.

                  (d)  Right of Inspection.  The Secured Party and the
                       -------------------
Lenders shall at all times have full and free access during normal business hours, upon reasonable prior notice, to all the books, correspondence and records of the Pledgor and the Secured Party or its representatives may examine the same and make photocopies thereof, and the Pledgor agrees to render to the Secured Party such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and the Lenders shall also have the right, during normal business hours, to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (e)  Compliance with Laws, etc.  The Pledgor will comply
                       --------------------------
with all Requirements of Law applicable to the Collateral or any part thereof.

                  (f)  Compliance with Terms of Contracts, etc.  The
                       ----------------------------------------
Pledgor will perform and comply in all material respects with all its obligations under any agreements, documents and other instruments relating to the Collateral except where the failure to so perform will not have a Material Adverse Effect.

                  (g)  Payment of Obligations.  The Pledgor will pay, as
                       ----------------------
the same become due, all obligations (including without limitation, any and all lease obligations and warehouse charges), taxes and governmental fees, charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral; provided, that it may protest the payment of, and withhold payment during such protest of, any such obligations, taxes, fees, charges or levies or claims if it is acting in good faith and reserves in conformity with GAAP with respect thereto have been provided on its books unless such protest violates Section 5(h) below.

                  (h)  Limitation on Liens on Collateral.  The Pledgor will
                       ---------------------------------
not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and Permitted Encumbrances and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever except Persons claiming under this Security Agreement.

                  (i)  Limitations on Dispositions of Collateral.  Except
                       -----------------------------------------
for disposal of obsolete items, the Pledgor will not sell, transfer, lease or otherwise dispose of any Collateral, except as permitted by the Credit Agreement.

                  (j)  Limitations on Modifications, Waivers and Extensions
                       -----------------------------------------------------
of Contracts and Agreements Giving Rise to Accounts.  The Pledgor will not
---------------------------------------------------
(i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every right which it may have under each Contract, or agreement giving rise to an Account or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Material Contract or any agreement constituting a Material Contract.

                  (k)  Limitation on Discounts, Compromises and Extensions of
                       -------------------------------------------------------
Accounts and Contracts.  Other than in the ordinary course of business as
----------------------
generally conducted by the Pledgor over a period of time, and in any event, after the occurrence and during the continuance of an Event of Default, the Pledgor will not grant any extension of the time of payment of any of the Accounts or payments of any amounts due under any Contract, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (l)  Maintenance of Equipment.  The Pledgor will maintain
                       ------------------------
each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                  (m)  Maintenance of Insurance.  The Pledgor will
                       ------------------------
maintain, with financially sound and reputable companies, insurance policies
(i) insuring the Inventory and Equipment against loss by fire, explosion, theft, such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring the Pledgor and the Secured Party against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party, with losses payable to the Pledgor and the Secured Party, provided, that with the written consent of the Secured Party all payments to be made to the Secured Party under such policies may be used to repair or replace damaged or destroyed Inventory or Equipment. The Secured Party shall be provided all evidence and documents necessary to demonstrate the use of such insurance proceeds. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 15 days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as loss payee, (iii) provide that the Secured Party shall have the right, but not the obligation, to pay premiums thereon, and (iv) be reasonably satisfactory in all other respects to the Secured Party. Upon the request of the Secured Party, the Pledgor shall deliver to the Secured Party a report of a reputable insurance broker with respect to such insurance during each calendar year and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request.

                  (n)  Further Identification of Collateral.  The Pledgor
                       ------------------------------------
will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

                  (o)  Notices.  The Pledgor will advise the Secured Party
                       -------
promptly, in reasonable detail, by written notice (i) of any Lien (other than Liens created or permitted hereby) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have any material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  (p)  Changes in Locations, Name, etc.  The Pledgor will
                       -------------------------------
not (i) change the location of its chief executive office or other places of business from that specified in Sections 4(f) and 4(g), respectively, or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory to be kept at a location other than that listed in Schedule C hereto, or (iii) change its name, taxpayer identification number, identity or corporate structure to such an extent that any financing statement filed by the Secured Party, or any agent acting for the benefit and on behalf of the Secured Party, in connection with this Security Agreement would become misleading, unless it shall have given the Secured Party at least 30 days prior written notice thereof.

                  (q)  Limitation on Assignments.  Pledgor will not,
                       -------------------------
without the consent of Secured Party, agree to any provision in any Contract or other agreement constituting Collateral, which purports (or is so broad in scope so as) to limit Pledgor's rights to pledge or assign the right to payment of monies due or to become due thereunder.

            6.  Appointment as Attorney-in-Fact.
                -------------------------------

                  (a)  Powers.  The Pledgor hereby irrevocably constitutes
                       ------
and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to execute UCC-1 Financing Statements in the Pledgor's name as debtor and, upon the occurrence and during the continuance of any Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and without limiting the generality of the foregoing, the Pledgor hereby gives the Secured Party the power and right (but not the obligation), on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

                        (i) in the case of any Collateral, at any time when any Event of Default shall have occurred and be continuing, in the name of the Pledgor or its own name, or otherwise, to open mail addressed to the Pledgor, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or contract right or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any such Account, Instrument, General Intangible or contract right or with respect to any other Collateral whenever payable;

                      (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                     (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party was the absolute owner thereof for all purposes, and to do at the Secured Party's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Liens granted hereunder and to effect the intent of this Security Agreement, all as fully and effectively as the Pledgor might do.

The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b)  Other Powers.  The Pledgor also authorizes the
                       ------------
Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c)  No Duty on Secured Party's Part.  The powers
                       -------------------------------
conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. None of the Secured Party's officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  (d)  Trademarks and Licenses.  The Pledgor further grants
                       -----------------------
to the Secured Party an irrevocable, non-exclusive license at no charge to use the trademarks, patents, copyrights and licenses used in connection with the sale of goods including, without limitation, those listed on Schedule D annexed hereto associated with the Collateral in connection with any foreclosure or liquidation together with the right to grant a nonexclusive sublicense without charge to any buyer of such Collateral for the purpose of resale. All such licenses and rights to sublicense include all computer programs, and other Collateral used in connection with such trademarks.

            7.  Performance by Secured Party of Pledgor's Obligations.  If
                -----------------------------------------------------
the Pledgor fails to perform or comply with any of its agreements contained herein and the Secured Party shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the highest interest rate prescribed in the Credit Agreement, shall be payable by the Pledgor to the Secured Party on demand and shall constitute Obligations secured hereby.

            8.  Proceeds.  It is agreed that if an Event of Default shall
                --------
occur and be continuing (a) all proceeds of Collateral received by the Pledgor consisting of cash, checks and cash equivalents shall be held by the Pledgor in trust for the Secured Party segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Secured Party in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Secured Party, if required), and (b) any and all such proceeds of Collateral received by the Secured Party (whether from the Pledgor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party as collateral security for, and/or then or at any time thereafter may be applied by the Secured Party against, the Obligations then due and payable, such application to be in such order as the Secured Party shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same.

            9.  Remedies.  If an Event of Default shall occur and be
                --------
continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to the Secured Party in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable laws. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Pledgor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as they may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. The Pledgor further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Pledgor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment to the Secured Party of any other amount required by any provision of law, including, without limitation, any provision of the UCC, need the Secured Party account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder except any arising out of its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

            10.  Limitation on Duties Regarding Preservation of Collateral.
                 ---------------------------------------------------------
The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

            11.  Powers Coupled with an Interest.  All authorizations and
                 -------------------------------
agencies herein contained with respect to the Collateral are coupled with an interest and are irrevocable.

            12.  Severability.  Any provision of this Security Agreement
                 ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13.  Section Headings.  The section headings used in this
                 ----------------
Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            14.  No Waiver; Cumulative Remedies.  The Secured Party shall
                 ------------------------------
not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, of any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            15.  Waivers and Amendments; Successors and Assigns; Governing
                 ----------------------------------------------------------
Law.  (a) None of the terms or provisions of this Security Agreement may be
---
waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Secured Party.

                  (b) This Security Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Secured Party, the Lenders and their respective successors and assigns. This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New Jersey (without regard to conflicts of law principles thereof), except to the extent that the validity, perfection or enforcement of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral located outside the boundaries of the State of New Jersey are governed by the laws of a jurisdiction other than the State of New Jersey.

            16.  Notices.  Notices hereunder may be given as provided in
                 -------
the Credit Agreement and the Pledgor agrees to be bound by the notice provisions of the Credit Agreement.

            17.  Jurisdiction.  The Pledgor hereby irrevocably submits to
                 ------------
the jurisdiction of any court of the State of New Jersey or Federal court sitting in the State of New Jersey in any action or proceeding arising out of or relating to this Agreement and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court of the State of New Jersey, or to the extent permitted by law, in such Federal court. The Pledgor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Pledgor also irrevocably consents to the service of any and all process in any such action or proceeding arising out of or in connection with this Agreement by the mailing of copies of such process to the Pledgor at the address and in the manner specified in
Section 16 hereof. The Pledgor agrees that a final and non-appealable judgment (or a judgment whose time to appeal has expired) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PLEDGOR AND SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) IN ANY COURT ARISING ON, OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            18.  Pledge and Assignment Absolute.  All rights of the Secured
                 ------------------------------
Party, the pledge and assignment hereunder and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

                      (i) any lack of validity or enforceability of the Credit
            Agreement, any other document or any other agreement or instrument relating thereto;

                     (ii) any change in the time, manner or place of payment
            of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

                    (iii) any exchange, release or non-perfection of any other
            Collateral, or any release or amendment or waiver of or consent to departure from this Agreement or any other Collateral Document; or

                     (iv) any other circumstance that might otherwise
            constitute a defense available to, or a discharge of, the Pledgor.

            19.  Indemnity and Expenses.  (a) The Pledgor agrees to
                 ----------------------
indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

                  (b) The Pledgor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, or use of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral,
(iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

            IN WITNESS WHEREOF, the Pledgor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                          GUEST SUPPLY, INC.
[corporate seal]

                                          By:
                                             ------------------------
                                             Name:
                                             Title:

                        CERTIFICATE OF ACKNOWLEDGEMENT



STATE OF __________     )
                        :   ss.:
COUNTY OF _________     )


            Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 31st day of October 1995, personally appeared Paul Xenis to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President, Finance of Guest Supply, Inc. and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Paul Xenis acknowledged said instrument to be the free act and deed of said corporation.



                                         ------------------------------
                                         Notary Public

                              Guest Supply, Inc.

                        Schedules to Security Agreement

                                  Schedule A

                      Jurisdiction for Filing UCC-1's
                      -------------------------------


Secretary of State of New Jersey
Middlesex County, New Jersey
(720 US Highway One
North Brunswick, NJ)

Secretay of State of New Jersey
Middlesex County, New Jersey
(1280 Jersey Avenue
North Brunswick, NJ)

Secretay of State of New Jersey
Union County, New Jersey
(414 East Inman Avenue
Rahway, NJ)

Secretay of State of New Jersey
Middlesex County, New Jersey
(5B Terminal Way
Avenal, NJ)

Fulton County, Georgia

Secretay of State of Illinois
Dupage County, Illinois

Secretary of State of California
Orange County, California

Secretary of State of Florida
Orange County, Florida

Secretary of State of Texas
Collin County, Texas

Secretary of State of Maryland
Howard County, Maryland

                                Schedule B
                                ----------

a)          Location of Pledgor's books and records concerning Accounts:

            720 U.S. Highway One
            North Brunswick, NJ  08902


b)          Location of Pledgor's chief executive office:

            720 U.S. Highway One
            North Brunswick, NJ  08902

c)          Location of Pledgor's other places of business:

            1150 Powis Road, Unit 5
            West Chicago, IL  60185

            7510 Presidents Drive
            Orlando, FL  32809

            190 West Crowtler Avenue
            Unit B
            Placentia, CA  92670

            2800 Plano Parkway
            Suite 200
            Plano, TX  75074

            6220 A Purdue Drive
            Atlanta, GA  30336

            5A, 5B & 4D Terminal Way
            Avenel, NJ 07001

            414 East Inman Avenue
            Rahway, NJ 07065

            1280 Jersey Avenue
            North Brunswick, NJ 08902

d)          List of tradenames:

            Guest Distribution, Inc.

                                Schedule C
                                ----------


Location(s) of the Pledgor's Inventory:

            5A, 5B & 4D Terminal Way
            Avenel, NJ 07001

            414 East Inman Avenue
            Rahway, NJ 07065

            1280 Jersey Avenue
            North Brunswick, NJ 08902

In addition to the foregoing, Pledgor from time to time, maintains inventory at its suppliers set forth on Exhibit A to Schedule C attached hereto.


Locations of Equipment:

1280 Jersey Avenue
North Brunswick, NJ  08902

5A, 5B & 4D Terminal Way
Avenel, NJ  07001

414 East Inman Avenue
Rahway, NJ  07065

720 U.S. Highway One
North Brunswick, NJ  08902

                                Schedule D
                                ----------


Trademarks, Patents, Copyrights, License Agreements:


                                TRADEMARKS
                                ----------



      Owner          Trademark        Registration Date   Registration No.
------------------  ----------        -----------------   ---------------

Guest Supply, Inc.  MIRAFLORES          July 14, 1987              1,447,0
                                                                     45

Guest Supply, Inc.  EVERGREEN          December 29, 1992          1,742,63
                                                                    3

Guest Supply, Inc.  ALLIANCE CHEMICAL  January 19, 1993           1,746,70
                                                                    7

Guest Supply, Inc.  GUEST SUPPLY       October 13, 1992     1,723,157

Guest Supply, Inc.  WHISPER MINT       November 18, 1986           1,417,1
                                                                   39

Guest Supply, Inc.  INSTITUTE SWISS        May 2, 1995             1,892,792


                               SERVICE MARKS
                               -------------



      Owner          Service Mark     Registration Date   Registration No.
------------------  --------------    -----------------   ---------------
Guest Supply, Inc.   GUEST SUPPLY     November 5, 1985       1,369,530
                     (in Script)

Guest Supply, Inc.   GUEST DESIGN     October 29, 1985       1,368,272
                     (in Script)


                                  PATENTS
                                  -------



      Owner             Patent         Date of Patent     Patent No.
------------------  --------------    -----------------   ---------------
Guest Supply, Inc.  Bottle and cap      June 27, 1989         301,838

Guest Supply, Inc.     Bottle         November 21, 1989           304,687

Guest Supply, Inc.     Bottle         November 21, 1989           304,688

Guest Supply, Inc.  Bottle and cap      March 12, 1991       315,299

Guest Supply, Inc.  Bottle and cap    September 3, 1991      319,585

Guest Supply, Inc.  Bottle and cap     March 10, 1992             324,496

Guest Supply, Inc.     Bottle          March 21, 1995        356,502

                                   COPYRIGHT
                                   ---------

      Owner        Design Description         Date of Copyright  Registration
                                                                      No.
-----------------  ------------------------   -----------------  ------------
Guest Supply, Inc. * AmeriSuites                 5/24/93         VA 570 224

Guest Supply, Inc. * Barcelo Hotels              09/08/93        VA 600 571

Guest Supply, Inc. Whispermint Mouthwash Label   11/20/90        VA 438 052

Guest Supply, Inc. 1.5 Chamomile PW Soap         11/20/90        VA 438 053

Guest Supply, Inc. Shower Cap Carton             11/20/90        VA 438 051

Guest Supply, Inc. 1.5 Facial Soap Carton        11/20/90        VA 438 049

Guest Supply, Inc. 2.5 Sandalwood Bath Sp Ctn    11/20/90        VA 438 048

Guest Supply, Inc. 1.5 Aloe Enriched Moisture    11/20/90        VA 438 054
                   Label

Guest Supply, Inc. Mending Kit Carton            11/20/90        VA 438 050

Guest Supply, Inc. Floral                        02/25/93        VA 548 279

Guest Supply, Inc. Flower - Leaf Design          06/22/92        VA 512 066

Guest Supply, Inc. Rose Design                   11/26/91        VA 480 798

Guest Supply, Inc. * Costa Euro Lux Cruises      01/25/93        VA 548 280

Guest Supply, Inc. Floral                        06/22/92        VA 512 073

Guest Supply, Inc. Match new Choice program      09/08/93        VA 600 566

Guest Supply, Inc. EBZ Coloring                  01/21/92        VA 491 855

Guest Supply, Inc. Leaf Pattern                  03/11/91        VA 457 442

Guest Supply, Inc. Bottles                       07/30/90        VA 423 672

Guest Supply, Inc. Soap Carton (Mauve & Pink)    07/30/90        VA 423 669

Guest Supply, Inc. Soap Carton (Blue & Light     07/30/90        VA 423 667
                   Blue)

Guest Supply, Inc. Soap Carton (Green & Ivory)   07/30/90        VA 423 668

Guest Supply, Inc. 3 oz. Carton (Mauve & Pink)   07/30/90        VA 423 666

Guest Supply, Inc. 3 oz. Carton (Blue & Light    07/30/90        VA 424 899
                   Blue)

Guest Supply, Inc. 3 oz. Carton (Green & Ivory)  07/30/90        VA 423 665

Guest Supply, Inc. Shoe Mitt                     07/30/90        VA 423 670

Guest Supply, Inc. Tissue Pleated Glycerine      07/30/90        VA 423 671

Guest Supply, Inc. Griffin                       05/24/93        VA 570 223

Guest Supply, Inc. Marble - Feather Design       06/22/92        VA 512 067

Guest Supply, Inc. Leaf                          10/15/92        VA 529 452

Guest Supply, Inc. Festive                       01/06/94        VA 623 750

Guest Supply, Inc. Nautical Pattern              02/10/93        VA 554 216

Guest Supply, Inc. Leaf Design                   06/22/92        VA 512 071

Guest Supply, Inc. Blue Swirl                    05/23/91        VA 475 981

Guest Supply, Inc. Green                         06/22/92        VA 512 072

                                   COPYRIGHT
                                   ---------

      Owner        Design Description         Date of Copyright  Registration
                                                                      No.
-----------------  ------------------------   -----------------  ------------
Guest Supply, Inc. Basket & Flower Design        11/26/91        VA 430 796

Guest Supply, Inc. Floral & Leaf Dotted Design   01/13/92        VA 486 509

Guest Supply, Inc. Beach                         11/20/90        VA 433 304

Guest Supply, Inc. Marble                        11/19/92        VA 531 802

Guest Supply, Inc. Fish Design                   01/13/92        VA 486 508

Guest Supply, Inc. Green (Photographs)           09/08/93        VA 600 570

Guest Supply, Inc. Marble - Granite              06/22/92        VA 512 065

Guest Supply, Inc. Watercolor                    09/08/93        VA 600 569

Guest Supply, Inc. Abstract Column/Block-Dome    01/13/92        VA 486 507

Guest Supply, Inc. So West                       06/22/92        VA 512 068

Guest Supply, Inc. Pink                          11/26/91        VA 480 799

Guest Supply, Inc. * Sheraton Waikiki            06/22/92        VA 512 070

Guest Supply, Inc. Watercolor                    06/22/92        VA 512 064

Guest Supply, Inc. * Stouffers Commercial        06/22/92        VA 512 607

Guest Supply, Inc. Floral Designs                11/26/91        VA 480 797

Guest Supply, Inc. * Hawthorn Suites             06/07/93        VA 613 317

Guest Supply, Inc. Photo on Map Background       06/07/93        VA 613 318

Guest Supply, Inc. * Homewood Suites             10/08/92        VA 527 401

Guest Supply, Inc. * Ilikai (New)                11/23/93        VA 610 591

Guest Supply, Inc. Latice Design                 03/07/94        VA 627 755

Guest Supply, Inc. * Manhattan East Suites (New) 11/23/93        VA 610 592

Guest Supply, Inc. * Marriott Mountain Shadows   01/06/94        VA 623 751

Guest Supply, Inc. * Masters Inn                 09/08/93        VA 600 568

Guest Supply, Inc. * Ocean Grand-Flowers         09/08/93        VA 600 567

___________
*  Design developed for hotel but not described

                           LICENSING AGREEMENTS
                           --------------------

1. Licensing Agreement dated as of January 1, 1993, by and between Guest Supply, Inc. and Helene Curtis regarding Finesse shampoo.

2. Trademark Licensing Agreement dated June 16, 1995 by and between Guest Supply, Inc. and Playtex Beauty Care, Inc. regarding Guest Supply, Inc.'s use of the trademark "Jhirmack".

                                Schedule I
                                ----------

Premises at:

            720 U.S. Highway One
            North Brusnwick, New Jersey  08902

            1150 Powis Road, Unit 5
            West Chicago, IL  60185

            7510 Presidents Drive
            Orlando, FL  32809

            190 West Crowtler Avenue
            Unit B
            Placentia, CA  92670

            2800 Plano Parkway
            Suite 200
            Plano, TX  75074

            6220 A Purdue Drive
            Atlanta, GA  30336

            5A, 5B & 4D Terminal Way
            Avenel, NJ 07001

            414 East Inman Avenue
            Rahway, NJ 07065

            1280 Jersey Avenue
            North Brunswick, NJ 08902